Exhibit (d)(33)

                INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT
                            (Money Market Portfolio)

                  AGREEMENT made as of ___________ , 2006 between THE RBB FUND, INC., a Maryland corporation (herein called the "Company"), and BLACKROCK INSTITUTIONAL MANAGEMENT CORPORATION, a Delaware corporation (herein called the "Investment Advisor").

                  WHEREAS, the Company is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940 (the "1940 Act") and currently offers shares representing interests in seventeen separate investment portfolios; and

                  WHEREAS, the Company desires to retain the Investment Advisor to render investment advisory and administration services with respect to the Company's Money Market Portfolio (the "Portfolio"), and the Investment Advisor is willing to so render such services,

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

              1. APPOINTMENT. The Company hereby appoints the Investment Advisor to act as investment advisor to the Company for the Portfolio for the period and on the terms set forth in this Agreement. The Investment Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Company's Common Stock, $.001 par value (the "Shares") has been classified into one hundred and four different classes of Common Stock. The Portfolio contains two classes of Shares: the Class I Shares and the Class L Shares.

              2. DELIVERY OF DOCUMENTS. The Company has furnished the Investment Advisor with copies properly certified or authenticated of each of the following:

                  (a) Articles of Incorporation of the Company, filed with the Secretary of State of Maryland on February 29, 1988, as amended (such Articles of Incorporation, as presently in effect and as they shall from time to time be amended, herein called the "Articles of Incorporation");

                  (b) Articles Supplementary of the Company, filed with the Secretary of State of the State of Maryland on March 24, 1988 and all further Articles of Supplementary filed with the State of Maryland ("Articles Supplementary");

                  (c) By-Laws of the Company, as amended (such By-Laws, as presently in effect

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                                                                 Exhibit (d)(33)

                  and as they shall from time to time be amended, herein called the "By-Laws");

                  (d) Resolutions of the Board of Directors of the Company authorizing the appointment of the Investment Advisor and the execution and delivery of this Agreement;

                  (e) A copy of each Distribution Agreement between the Company and the Company's principal underwriter (the "Distributor") relating to any class of Shares representing interests in the Portfolio and the form of each related Dealer Agreement, if any, for broker-dealers participating in the distribution of any class of Shares representing interests in the Portfolio ("Participating Dealers");

                  (f) Each Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act, if any, relating to any class of Shares representing interests in the Portfolio;

                  (g) Each Shareholder Servicing Agreement, if any, relating to any class of Shares representing interests in the Portfolio;

                  (h) Each Non-12b-1 Shareholder Services Plan, if any, relating
                  to  any  class  of  Shares   representing   interests  in  the
                  Portfolio;

                  (i) Notification of Registration of the Company under the 1940 Act on Form N-8A as filed with the Securities and Exchange Commission ("SEC") on March 24, 1988 and all amendments thereto;

                  (j) The initial Registration Statement of the Company on Form N-lA under the Securities Act of 1933 (the "1933 Act") (File No. 33-20827) and under the 1940 Act filed with the SEC on March 24, 1988 relating to the Shares, and all amendments thereto (the "Registration Statement"); and

                  (k) Each Prospectus relating to any class of Shares representing interests in the Portfolio in effect under the 1933 Act (such prospectuses, as presently in effect and as they shall from time to time be amended and supplemented, are herein collectively called the "Prospectuses").

              The Company will furnish the Investment Advisor from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

              3. MANAGEMENT OF THE PORTFOLIO. Subject to the supervision of the Board of Directors of the Company, the Investment Advisor will provide for the overall management of the Portfolio, including (i) the provision of a continuous investment program for the Portfolio, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Portfolio, (ii) the determination from time to time of what securities and other investments will be purchased, retained or sold by the Company for the Portfolio, (iii) the placement of orders for all purchases and sales made for the Portfolio, and (iv) coordination

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                                                                 Exhibit (d)(33)

of contractual relationships and communications between the Company and its contractual service providers. The Investment Advisor will provide the services rendered by it hereunder in accordance with the investment objectives, restrictions and policies of the Portfolio as stated in the applicable Prospectus and the applicable statement of additional information contained in the Registration Statement. The Investment Advisor further agrees that it will maintain all books and records with respect to the securities transactions of the Portfolio, keep its respective books of account and will render to the Company's Board of Directors such periodic and special reports as the Board may request.

              To the extent permitted by applicable law and subject to approval by the Company's Board of Directors but not the approval by a vote of the outstanding voting securities of the Portfolio, the Investment Advisor may from time to time, enter into contracts with one or more sub-advisors, including without limitation, affiliates of the Investment Advisor, to perform investment sub-advisory services with respect to the Portfolio. In addition, to the extent permitted by applicable law, the Investment Advisor may reallocate all or a portion of its investment advisory responsibilities under this Agreement to any of its affiliates. The Investment Advisor shall supervise and oversee the activities of each sub-advisor under its sub-advisory contract on behalf of the Portfolio. Subject to approval by the Company's Board of Directors, the Investment Advisor may terminate any or all sub-advisors in its sole discretion at any time to the extent permitted by applicable law.

              4. BROKERAGE. The Investment Advisor may place orders either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Investment Advisor will attempt to obtain the best net price and the most favorable execution of its orders. In placing orders with such broker or dealer, the Investment Advisor will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Investment Advisor may, in its discretion, purchase and sell the Portfolio's securities to and from brokers and dealers who provide the Company with research advice and other services. In no instance will the Portfolio's securities be purchased from or sold to the Distributor, the Investment Advisor or any affiliated person thereof, except to the extent permitted by SEC exemptive order or by applicable law.

              5.  ADMINISTRATION SERVICES.

                  (a)  The   Investment   Advisor  will  perform  the  following
                  administration and accounting functions on a daily basis:

                       (1) Journalize the Portfolio's investment, capital share and income and expense activities;

                       (2) Verify investment buy/sell trade tickets and transmit trades to the Company's custodian for proper settlement;

                       (3)   Maintain    individual   ledgers   for   investment
                       securities;

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                                                                 Exhibit (d)(33)

                       (4) Maintain historical tax lots for each security;

                       (5)  Reconcile  cash  and  investment   balances  of  the
                       Portfolio with the custodian, and prepare the beginning cash balance available for investment purposes;

                       (6) Update the cash availability throughout the day as required;

                       (7) Post to and prepare the Portfolio's Statement of Assets and Liabilities and the Statement of Operations;

                       (8)  Calculate   various   contractual   expenses  (E.G.,
                       advisory/administration and custody fees);

                       (9) Monitor the expense accruals and notify management of the Company of any proposed adjustments;

                       (10) Control all disbursements from the Portfolio and authorize such disbursements upon Written Instructions;

                       (11) Calculate capital gains and losses;

                       (12) Determine net income;

                       (13) Obtain security market quotes from independent pricing services approved by management of the Company, or if such quotes are unavailable, then obtain such prices from management of the Company, and in either case calculate the market value of the Portfolio's investments;

                       (14) Compute the net asset value of the Portfolio; and

                       (15)  Compute  the  Portfolio's  yields,   total  return,
                       expense ratios, Portfolio turnover rate, and, Portfolio average dollar-weighted maturity.

                  (b) In addition to the accounting services described in the foregoing Paragraph 5(a), the Investment Advisor will:

                       (1) Provide  general  ledger and Portfolio  holdings upon
                           request;

                       (2) Prepare   quarterly   broker  security   transactions
                           summaries;

                       (3) Supply  various  normal and  customary  Portfolio and
                           Company statistical data as requested on an ongoing basis;

                       (4) Prepare for  execution and file the  Portfolio's  and
                           Company's Federal

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                                                                 Exhibit (d)(33)

                           and state tax returns;

                       (5) Prepare and file the  Company's  Semi-Annual  Reports
                           with the SEC on Form N-SAR and prepare and file the Company's Rule 24f-2 Notice and Form N-PX with the SEC;

                       (6) Prepare  and file  with the SEC the  Portfolio's  and
                           Company's    annual,    semi-annual   and   quarterly
                           Shareholder reports on Form N-CSR and Form N-Q;

                       (7) Assist   with   the   preparation   of   registration
                           statements on Form N-lA and other filings relating to the registration of Shares;

                       (8) Monitor   the   Company's   status  as  a   regulated
                           investment   company  under   Sub-chapter  M  of  the
                           Internal Revenue Code of 1986, as amended;

                       (9) Qualify the Class I Shares and the Class L Shares for
                           sale in each state in which the Company's Board of Directors determines to sell the Class I Shares or the Class L Shares and make all filings and take all appropriate actions necessary to maintain and renew such registrations of the Class I Shares and the Class L Shares;

                      (10) Monitor the  Company's  compliance  with the amounts
                           and conditions of each such state qualification; and

                      (11) Maintain the Company's  fidelity bond as required by
                           the 1940 Act and obtain a directors and officers liability policy.

                  (c) The Investment Advisor shall act as liaison with the Company's independent registered public accounting firm and shall provide account analyses, fiscal year summaries, and other audit related schedules. The Investment Advisor shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such firm for the expression of its opinion, as such may be required by the Company from time to time.

              6. CONFORMITY WITH LAW; CONFIDENTIALITY. The Investment Advisor further agrees that it will comply with all applicable Rules and Regulations of all Federal regulatory agencies having jurisdiction over the Investment Advisor in the performance of its duties hereunder (herein called the "Rules"). The Investment Advisor will treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Investment Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such

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                                                                 Exhibit (d)(33)

information by duly constituted authorities, or when so requested by the Company.

              7. SERVICES NOT EXCLUSIVE. The investment management and administration services rendered by the Investment Advisor hereunder are not to be deemed exclusive, and the Investment Advisor shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

              8. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 of the 1940 Act, the Investment Advisor hereby agrees that all records which it maintains for the Portfolio are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Investment Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 the records required to be maintained by Rule 31a-1 of the Rules.

              9. EXPENSES. During the term of this Agreement, the Investment Advisor will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of (including brokerage commissions, if any) securities purchased for the Portfolio, the cost of any independent pricing service used in valuing the Portfolio's securities and fees and expenses of registering and qualifying shares for distribution under state securities laws.

                  In addition, if the expenses borne by the Portfolio in any fiscal year exceed the most restrictive applicable expense limitations imposed by the securities regulations of any state in which the Shares are registered or qualified for sale to the public, the Investment Advisor shall reimburse the Portfolio for any excess up to the amount of the fees payable by the Portfolio to it during such fiscal year pursuant to Paragraph 10 hereof; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Investment Advisor shall reimburse the Portfolio for such excess expenses regardless of the amount of such fees payable to it during such fiscal year to the extent that the securities regulations of any state in which the Shares are registered or qualified for sale so require.

              10. COMPENSATION.

                  (a) For the services provided and the expenses assumed pursuant to this Agreement with respect to the Portfolio, the Company will pay the Investment Advisor from the assets of the Portfolio and the Investment Advisor will accept as full compensation therefor a fee, computed daily and payable monthly, at the following annual rate: 0.45% of-the first $250 million of the Portfolio's average daily net assets, 0.40% of the next $250 million of the Portfolio's average daily net assets, and 0.35% of the Portfolio's average daily net assets in excess of $500 million.

                  (b) The fee attributable to the Portfolio shall be satisfied only against the assets of the Portfolio and not against the assets of any other investment portfolio of the Company.

              11. LIMITATION OF LIABILITY OF THE INVESTMENT ADVISOR. The Investment Advisor shall

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                                                                 Exhibit (d)(33)

not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Advisor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Notwithstanding the foregoing, the Investment Advisor shall be liable to the Company for the acts and omissions of the Sub-Advisor to the extent that the Sub-Advisor is liable to the Investment Advisor for such acts or omissions under the Sub-Advisory Agreement between the Investment Advisor and the Sub-Advisor.

              12. DURATION AND TERMINATION. This Agreement shall become effective with respect to the Portfolio upon approval of this Agreement by vote of a majority of the outstanding voting securities of the Portfolio and, unless sooner terminated as provided herein, shall continue with respect to the Portfolio until August 16, 2007. Thereafter, if not terminated, this Agreement shall continue with respect to the Portfolio for successive annual periods ending on August 16th, PROVIDED such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Directors of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of the Portfolio;
PROVIDED, HOWEVER, that this Agreement may be terminated with respect to the Portfolio by the Company at any time, without the payment of any penalty, by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of the Portfolio, on 60 days' written notice to the Investment Advisor, or by the Investment Advisor at any time, without payment of any penalty,  on 90  days'  written  notice  to the  Company.  This  Agreement  will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

              13. DELEGATION. On thirty (30) days prior written notice to the Portfolio, the Investment Advisor may delegate those of its duties set forth in Paragraph 5 hereof to any wholly-owned direct or indirect subsidiary of The PNC Financial Services Group, Inc. provided that (i) the delegate agrees with the Investment Advisor to comply with all relevant provisions of the 1940 Act; and
(ii) the Investment Advisor and such delegate shall promptly provide such information as the Portfolio may request, and respond to such questions as the Portfolio may ask, relative to the delegation, including (without limitation) the capabilities of the delegate. Any delegation under this Paragraph shall not be deemed an assignment for purposes of paragraph 12 hereof. Notwithstanding any such delegation, the Investment Advisor shall remain responsible for the performance of its duties set forth in Paragraph 5 hereof and shall hold the Portfolio harmless from the acts and omissions, under the standards of care provided for herein, of any delegate chosen pursuant to this Paragraph 13.

              14. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought, and no amendment of this Agreement affecting the Portfolio shall be effective until approved by vote of the holders of a

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                                                                 Exhibit (d)(33)

majority of the outstanding voting securities of the Portfolio.

              15. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

              IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                        THE RBB FUND, INC.


                                        By: ____________________________________
                                                 President


                                        BLACKROCK INSTITUTIONAL
                                        MANAGEMENT CORPORATION

                                        By: ____________________________________
                                                 President


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